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Exhibit 99.1

INVESTORS FINANCIAL SERVICES CORP. ANNOUNCES THIRD QUARTER EARNINGS UP 29%

WINS $160 BILLION MIDDLE OFFICE OUTSOURCING MANDATE WITH NEW EUROPEAN CLIENT

COMPLETES PREVIOUSLY DISCLOSED REVIEW OF FAS 91 AND

RELATED RESTATEMENT; FILES AMENDED FORMS 10K AND 10Q

Contact:	John N. Spinney, Jr. (617) 937-3500 john.spinney@ibtco.com

        BOSTON, MA, November 15, 2004—Investors Financial Services Corp. (Nasdaq: IFIN) reported third quarter diluted earnings per share of $0.53, an increase of 29% from $0.41 in diluted earnings per share in the third quarter of 2003. Net income for the third quarter was $36.1 million, up 31% from $27.5 million in net income in the third quarter of 2003. For the nine months ended September 30, 2004, the Company reported diluted earnings per share of $1.57, an increase of 71% from $0.92 in diluted earnings per share for the same period in 2003. Net income for the nine months ended September 30, 2004 was $106.7 million, an increase of 74% from $61.2 million in net income for the same period of 2003.

        Excluding the impact of a retroactive change in Massachusetts tax law during 2003 as described below in this press release, for the nine months ended September 30, 2004, diluted operating earnings per share increased 52% to $1.57 per share from $1.03 per share and net operating income increased 56% to $106.7 million from $68.4 million.

        The Company also reported today that it filed its Quarterly Report on Form 10-Q for the quarter ended September 30, 2004. Today the Company also filed an amended Annual Report on Form 10-K/A for the year ended December 31, 2003, and amended Quarterly Reports on Form 10-Q/A for the quarters ended March 31 and June 30, 2004. These filings complete the Company's restatement of its financial statements for the years ended December 31, 2001, 2002, 2003 and for the six months ended June 30, 2004. As previously disclosed, the Company's restatement arose from its application of Statement of Financial Accounting Standards No. 91 to the Company's securities portfolio.

        The Company's cumulative restatement since inception resulting from the accounting review was a reduction of $6.2 million in net interest income. The opening adjustment to retained earnings on January 1, 2001 was an increase of $0.9 million. For the year ended December 31, 2001, the total net interest income adjustment was a reduction of $8.5 million, resulting in a decrease in diluted earnings per share of $0.08. The respective net interest income adjustments for the years ended December 31, 2002, 2003 and 2004 were a reduction of $2.3 million, an increase of $1.0 million and an increase of $2.7 million. The adjustments to diluted earnings per share in 2002, 2003 and 2004 were a reduction of $0.02 per share, an increase of $0.01 per share and an increase of $0.02 per share, respectively.

        Kevin J. Sheehan, Chairman and Chief Executive Officer, commented, "We have successfully completed a comprehensive review of the accounting for premiums and discounts on each investment in our securities portfolio. Consistent with our preliminary disclosure, our accounting review resulted in no significant change to our 2004, 2003 or 2002 results. Our operating results continue to display the leverage and resilience of our business model. We remain confident in our ability to grow our diluted earnings per share in excess of 30% in 2004."

        "Our new business wins include the recent execution of an agreement to provide middle office outsourcing services for approximately $60 billion in assets managed by a new European client," Mr. Sheehan continued. "We have also signed a letter of intent to provide middle office outsourcing services for another $100 billion in assets managed by the same client."

        Diluted earnings per share and net income for the first nine months of 2003 include a $7.2 million charge, net of federal income tax benefit that resulted from a retroactive change in Massachusetts tax law enacted in the first quarter of 2003 and the Company's subsequent settlement of the resulting tax assessment with the Massachusetts Department of Revenue. The change in tax law disallowed a dividends received deduction taken by Investors Bank & Trust Company on dividends it had received since 1999 from a wholly-owned real estate investment trust. In the second quarter of 2003, the Company settled this disputed tax issue, agreeing to pay 50% of the liability, resulting in the $7.2 million charge, net of federal income tax benefit.

        This press release includes both an income statement based on GAAP and a non-GAAP operating income statement that excludes the $7.2 million charge described above. Management believes that operating earnings per share and net operating income, which exclude the charge, present a more useful depiction of the Company's actual results of operations because they exclude the effect of a one-time change in tax law that is unrelated to the Company's ongoing operations. Excluding the $7.2 million charge, the Company recorded net operating income for the nine months ended September 30, 2003 of $68.4 million and diluted operating earnings per share of $1.03.

        Net operating revenue for the third quarter grew 22% to $148.8 million from $122.1 million for the same period in 2003. Revenue from core services such as global custody, multicurrency accounting and mutual fund administration rose to $76.6 million for the third quarter, up 17% from $65.3 million from the same period in the prior year. Revenue from ancillary services including foreign exchange, securities lending, cash management, and investment advisory services increased to $23.5 million for the quarter, up 21% from $19.5 million in the third quarter of 2003. Net interest income grew 31% to $48.3 million for the third quarter of 2004 from $36.9 million for the same period in 2003. Operating expenses were $94.5 million for the third quarter of 2004, up 15% from $81.9 million for the same period in 2003.

        Net operating revenue for the nine months ended September 30, 2004 grew 27% to $455.8 million from $358.4 million for the same period in 2003. Revenue from core services such as global custody, multicurrency accounting and mutual fund administration rose to $231.5 million for the nine months ended September 30, 2004, up 26% from $184.2 million for the same period in the prior year. Revenue from ancillary services including foreign exchange, securities lending, cash management, and investment advisory services increased to $83.8 million for the nine months ended September 30, 2004, up 43% from $58.5 million in the first nine months of 2003. Net interest income grew 22% to $138.8 million for the first nine months of 2004 from $113.8 million for the same period in 2003. Operating expenses were $295.3 million for the first nine months of 2004, up 14% from $258.6 million for the same period in 2003.

        Assets processed for clients totaled approximately $1,243 billion at September 30, 2004 compared to $1,203 billion at June 30, 2004 and $956 billion at September 30, 2003.

        Investors Financial will broadcast a conference call, via the Internet, today, November 15, 2004 at 5:00 p.m. ET. The call will be accessible on Investors Financial's home page at http://www.ibtco.com. The conference call will also be available via telephone at (719) 457-2661, confirmation code 882167. Recorded replays of the conference call will be available at www.ibtco.com or by dialing (719) 457-0820, confirmation code 882167.

        Investors Financial Services Corp. provides services for a variety of financial asset managers including mutual fund complexes, investment advisors, banks, and insurance companies. Through our wholly-owned subsidiary, Investors Bank & Trust Company, we provide core services including global custody, multicurrency accounting, and mutual fund administration, as well as ancillary services including securities lending, foreign exchange, and cash management. Offices are located in the United States, Canada, Cayman Islands, and Ireland. Visit Investors Financial on the web at http://www.ibtco.com.

        This news release contains forward-looking statements (statements that are not historical facts). These statements, such as the Company's statements regarding its ability to grow fully diluted earnings per share for the year ended December 31, 2004 are based upon assumptions and estimates that might not be realized and are subject to risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. Such risks and uncertainties include the performance of global financial markets, changes in interest rates, changes in the relationship between long-term and short-term interest rates, regulatory actions affecting the Company's clients, the Company's ability to manage the conversion of new business, and the Company's ability to continue to manage its costs. Additional factors that could also affect actual results are set forth under the heading "Certain Factors That May Affect Future Results" in the Company's Form 10-Q for the quarter ended September 30, 2004 and in the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 2003.

Investors Financial Services Corp.
Condensed Consolidated Statements of Income (unaudited)
(Dollars in thousands, except share data)

	For the Nine Months Ended September 30,		For the Three Months Ended September 30,
	2004	2003 (As Restated)	2004	2003 (As Restated)
Operating Revenue:
Asset servicing fees:
Core service fees	$231,485	$184,151	$76,636	$65,314
Ancillary service fees	83,849	58,517	23,518	19,473

Total asset servicing fees	315,334	242,668	100,154	84,787

Other operating income	1,515	1,864	418	436

Gain on sale of investment	234	—	—	—

Total operating revenue	317,083	244,532	100,572	85,223

Interest income	223,250	182,107	80,474	59,995
Interest expense	84,487	68,277	32,207	23,088

Net interest income	138,763	113,830	48,267	36,907

Net operating revenue	455,846	358,362	148,839	122,130

Operating Expenses:
Compensation and benefits	154,052	143,309	44,958	42,574
Technology and telecommunications	34,892	29,020	14,170	10,170
Transaction processing services	30,766	23,624	9,628	7,285
Depreciation and amortization	24,388	20,233	7,667	7,548
Occupancy	21,613	21,820	7,353	7,290
Professional fees	11,861	8,890	4,605	2,635
Travel and sales promotion	3,940	3,315	1,361	1,247
Insurance	3,499	2,004	1,139	1,208
Other operating expenses	10,314	6,397	3,610	1,983

Total operating expenses	295,325	258,612	94,491	81,940

Income Before Income Taxes	160,521	99,750	54,348	40,190
Provision for income taxes	53,838	38,501	18,214	12,732

Net Income	$106,683	$61,249	$36,134	$27,458

Basic Earnings Per Share	$1.61	$0.94	$0.54	$0.42

Diluted Earnings Per Share	$1.57	$0.92	$0.53	$0.41

        Certain amounts in prior period financial statements have been reclassified to conform to the current period presentation.

Share Information (unaudited)

	For the Nine Months Ended September 30,		For the Three Months Ended September 30,
	2004	2003	2004	2003
Common stock outstanding	66,353,823	65,204,690	66,353,823	65,204,690
Weighted-average basic shares	66,084,620	65,029,004	66,298,749	65,169,758
Weighted-average diluted shares	67,853,624	66,398,123	68,130,862	66,556,106

Investors Financial Services Corp.
Condensed Consolidated Balance Sheets (unaudited)
(Dollars in thousands, except share data)

	September 30, 2004	December 31, 2003 (As Restated)
Assets
Cash and due from banks	$46,397	$39,689
Securities held to maturity (approximate fair value of $5,551,643 and $4,308,578 at September 30, 2004 and December 31, 2003, respectively)	5,554,794	4,306,216
Securities available for sale	4,585,365	4,296,637
Nonmarketable equity securities	50,000	50,000
Loans, less allowance for loan losses of $100 at September 30, 2004 and December 31, 2003	213,408	199,530
Accrued interest and fees receivable	79,387	72,816
Equipment and leasehold improvements, less accumulated depreciation of $56,757 and $47,683 at September 30, 2004 and December 31, 2003, respectively	70,447	76,420
Goodwill, net	79,969	79,969
Other assets	113,017	101,901

Total Assets	$10,792,784	$9,223,178

Liabilities and Stockholders' Equity
Liabilities:
Deposits:
Demand	$265,630	$334,823
Savings	3,610,980	3,682,295
Time	330,169	190,000

Total deposits	4,206,779	4,207,118
Securities sold under repurchase agreements	4,556,581	3,258,001
Short-term and other borrowings	1,132,773	1,098,087
Due to brokers for open trades payable	75,172	—
Junior subordinated deferrable interest debentures	24,774	24,774
Other liabilities	123,532	94,941

Total liabilities	10,119,611	8,682,921

Commitments and contingencies	—	—
Stockholders' Equity:
Preferred stock, par value $0.01 (shares authorized: 1,000,000; issued and outstanding: none at September 30, 2004 and December 31, 2003)	—	—
Common stock, par value $0.01 (shares authorized: 175,000,000 at September 30, 2004 and 100,000,000 at December 31, 2003; issued and outstanding: 66,353,823 and 65,436,788 at September 30, 2004 and December 31, 2003, respectively)	664	655
Surplus	265,377	242,662
Deferred compensation	(676)	(1,076)
Retained earnings	383,915	280,701
Accumulated other comprehensive income, net	24,443	17,865
Treasury stock, at cost (26,508 shares at September 30, 2004 and December 31, 2003)	(550)	(550)

Total stockholders' equity	673,173	540,257

Total Liabilities and Stockholders' Equity	$10,792,784	$9,223,178

Investors Financial Services Corp.
Average Balance Sheet (unaudited)
(Dollars in thousands)

	Three Months Ended September 30, 2004			Three Months Ended September 30, 2003 (As Restated)
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Interest-earning assets:
Federal funds sold and securities purchased under resale agreements	$30,880	$106	1.37%	$32,337	$77	0.95%
Investment securities(1)	9,789,054	79,222	3.24%	7,632,127	59,046	3.09%
Loans	142,437	1,146	3.22%	125,244	872	2.78%

Total interest-earning assets	9,962,371	80,474	3.23%	7,789,708	59,995	3.08%

Allowance for loan losses	(100)			(100)
Noninterest-earning assets	540,500			604,770

Total assets	$10,502,771			$8,394,378

Interest-bearing liabilities:
Deposits:
Savings	$3,771,445	$12,803	1.36%	$2,607,714	$10,466	1.61%
Time	130,169	466	1.43%	685	1	0.58%
Securities sold under repurchase agreements	4,410,369	14,300	1.30%	3,321,693	6,969	0.84%
Junior subordinated debentures/ Trust preferred stock(2)	24,774	605	9.77%	24,000	586	9.77%
Other borrowings	1,001,787	4,033	1.61%	1,288,492	5,066	1.57%

Total interest-bearing liabilities	9,338,544	32,207	1.38%	7,242,584	23,088	1.28%

Noninterest-bearing liabilities:
Demand deposits	182,992			197,793
Savings	40,640			139,353
Noninterest-bearing time deposits	143,641			134,728
Other liabilities	162,732			191,683

Total liabilities	9,868,549			7,906,141
Equity	634,222			488,237

Total liabilities and equity	$10,502,771			$8,394,378

Net interest income		$48,267			$36,907

Net interest margin(3)			1.94%			1.90%

Average interest rate spread(4)			1.85%			1.80%

Ratio of interest-earning assets to interest-bearing liabilities			106.68%			107.55%

(1)
Average yield/cost on available for sale securities is based on amortized cost.

(2)
Effective October 1, 2003, the Company adopted the provisions of FIN 46 (revised December 2003), which resulted in a deconsolidation of Investors Capital Trust I, the trust that holds the trust preferred securities.

(3)
Net interest income divided by total interest-earning assets.

(4)
Yield on interest-earning assets less rate paid on interest-bearing liabilities.

Investors Financial Services Corp.
Asset servicing fees by service lines (unaudited) (dollars in thousands)

	For the Nine Months Ended September 30,		For the Three Months Ended September 30,
	2004	2003	2004	2003
Core service fees:
Custody, accounting and administration	$231,485	$184,151	$76,636	$65,314

Ancillary service fees:
Foreign exchange	42,334	25,984	9,326	9,161
Cash management	19,587	15,787	7,249	5,120
Investment advisory	12,346	8,891	4,313	2,799
Securities lending	7,718	6,918	1,994	2,076
Other service fees	1,864	937	636	317

Total ancillary service fees	83,849	58,517	23,518	19,473

Total asset servicing fees	$315,334	$242,668	$100,154	$84,787

Change in net assets processed (unaudited) (dollars in billions):

	For the Nine Months Ended September 30, 2004	For the Three Months Ended September 30, 2004
Net assets processed, beginning of period	$1,057	$1,203

Change in net assets processed:
Sales to new clients	4	1
Further penetration of existing clients	22	6
Lost clients	(2)	(1)
Fund flows and market gain	162	34

Total change in net assets processed	186	40

Net assets processed, end of period	$1,243	$1,243

Investors Financial Services Corp.
(Dollars in thousands)

GAAP Earnings (unaudited)

	For the Nine Months Ended September 30,		For the Three Months Ended September 30,
	2004	2003 (As Restated)	2004	2003 (As Restated)
Income before taxes	$160,521	$99,750	$54,348	$40,190
Provision for income taxes	53,838	38,501	18,214	12,732

Net income	$106,683	$61,249	$36,134	$27,458

Earnings per share:
Basic	$1.61	$0.94	$0.54	$0.42

Diluted	$1.57	$0.92	$0.53	$0.41

Non-GAAP Operating Earnings (unaudited)

	For the Nine Months Ended September 30,			For the Three Months Ended September 30,
	2004	2003 (As Restated)		2004	2003 (As Restated)
Income before taxes	$160,521	$99,750		$54,348	$40,190
Provision for income taxes	53,838	31,301	(1)	18,214	12,732

Net income	$106,683	$68,449		$36,134	$27,458

Earnings per share:
Basic	$1.61	$1.05		$0.54	$0.42

Diluted	$1.57	$1.03		$0.53	$0.41

(1)
Provision for income taxes for the nine months ended September 30, 2003 excludes a $7.2 million charge, net of federal income tax benefit, related to a retroactive change in Massachusetts tax law enacted in the first quarter of 2003 and the Company's subsequent settlement of the resulting tax assessment with the Massachusetts Department of Revenue. The effect of the exclusion is an increase of $0.11 per basic and diluted share.

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  Exhibit 99.1